UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

PRIMUS TELECOMMUNICATIONS

GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On September 16, 2011, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Primus Telecommunications Group, Incorporated (“Primus” or the “Company”) increased the size of the Board from four to five members and appointed Robert M. Pons to serve as the new member of the Board. Mr. Pons was also appointed as a member of the Board’s Compensation Committee. The Board has determined that Mr. Pons meets the independence standards and the Compensation Committee composition standards under the rules of the New York Stock Exchange and the Securities and Exchange Commission. Mr. Pons was appointed to serve for a term that expires at the Company’s 2013 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Robert M. Pons, 55, is Chairman of LiveWire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers, handset manufacturers and media companies, a position he has held since February 2011. From January 2008 until February 2011, Mr. Pons was Senior Vice President of TMNG Global, a leading provider of professional services to the converging communications media and entertainment industries and the capital formation firms that support it. From January 2004 until April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as Interim Chief Executive Officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay, Inc., a wireless device payment processing company. During the period January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 25 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc. Mr. Pons also currently serves on the board of directors of Network-1 Security Solutions, Inc., an acquirer, developer and licensor of intellectual property, and Proxim Wireless Corporation, a provider of Wi-Fi, Point-to-Point and Point-to-Multipoint 4G wireless network technologies for wireless internet, video surveillance and backhaul applications. He also served on the board of directors of Arbinet Corporation from April 2009 until its acquisition by Primus in February 2011. Mr. Pons received a B.A. degree from Rowan University.

Mr. Pons will be compensated for his service on the Board in accordance with the Company’s policy for compensating non-employee directors, as described in the Company’s Definitive Proxy Statement (File No. 001-35210) under the caption “Board of Directors—Compensation of Directors” filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2011, which is incorporated herein by reference. In connection with his appointment to the Board, Mr. Pons became eligible to receive the cash and equity compensation provided for under the policy. Upon his appointment to the Board, on September 16, 2011, Mr. Pons received an equity grant of 4,583 restricted stock units, which will vest in two equal installments on the first and second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date), and 9,166 non-qualified stock options to purchase shares of the Company’s common stock, which will vest and become exercisable ratably in three installments commencing on the date of grant and each of the first two anniversaries thereafter (subject to continued service as a non-employee director through each applicable vesting date).

In connection with Mr. Pons’s appointment, certain of the committees of the Board were re-constituted. The composition of the Committees is set forth below.

Audit Committee: Mark E. Holliday (Chair), Steven D. Scheiwe and Neil S. Subin.

Compensation Committee: Neil S. Subin (Chair), Mark E. Holliday and Robert M. Pons.

Nominating and Governance Committee: Steven D. Scheiwe (Chair), Mark E. Holliday and Neil S. Subin.

Executive Committee: Peter D. Aquino and Neil S. Subin.

Neil Subin remains designated as the Lead Independent Director of the Board in accordance with the Company’s Corporate Governance Guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: September 16, 2011	By:	/s/ Kenneth D. Schwarz
Kenneth D. Schwarz
Chief Financial Officer (Principal Financial Officer)